Exhibit 3.1

CERTIFICATE OF FORMATION

OF

YELLOWSTONE MIDCO HOLDINGS II, LLC

* * * *

Adopted in accordance with the provisions of §18-101

of the Delaware Limited Liability Company Act

* * * *

This Certificate of Formation is being executed as of September 4, 2025, for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101, et seq., does hereby certify as follows:

FIRST

The name of the limited liability company is Yellowstone Midco Holdings II, LLC.

SECOND

The address of the limited liability company’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, New Castle County, Delaware 19801. The name and address of the registered agent for service of process on the limited partnership in the State of Delaware are The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, City of Wilmington, New Castle County, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of the date first written above.

/s/ Sandra Ruiz
Name: Sandra Ruiz
Its: Authorized Person